EXHIBIT 31.1

GATEWAY ENERGY CORPORATION AND SUBSIDIARIES

Section 302 Certification of Principal Executive Officer and Chief Executive Officer

I, John A. Raasch, Chief Executive Officer (Principal Executive Officer) certify that:

1.               I have reviewed this quarterly report on Form 10-QSB of Gateway Energy Corporation;

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.               Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.               The registrant’s other certifying officer and I are the registrant’s former Chief Executive Officer were responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 (e) and 15d-15 (e) for the registrant and, based on my knowledge, have:

a)                                      designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under my supervision to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;

b)                                     evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

c)                                      disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.               The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a)                                      all significant deficiencies or material weaknesses known to me in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)                                     any fraud known to me, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

6.               On November 1, 2004, I was appointed by the Board of Directors of the registrant to act as interim President and Chief Executive Officer of the registrant after the end of the financial periods discussed in this Quarterly Report on Form 10-QSB.  Accordingly, my knowledge of the facts described in this certification is very limited.

Date: November 16, 2004	/s/ John A. Raasch
John A. Raasch
President, Chief Executive Officer, Chief Operating Officer